Exhibit 24.1

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and/or officers of MACY’S, INC., a Delaware corporation (the “Company”), does hereby constitute and appoint DENNIS J. BRODERICK, ANN MUNSON STEINES, CHRISTOPHER M. KELLY and LINDA J. BALICKI, or any of them, his or her true and lawful attorneys or attorneys-in-fact and agents, with full power of substitution and re-substitution, to do any and all acts and things and execute any and all instruments or documents which said attorneys or attorneys-in-fact and agents, or any of them, may deem necessary or advisable or which may be required to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission (“SEC”) in respect thereof, in connection with the filing with the SEC of one or more Registration Statements on Form S-8 (the “Registration Statement”) relating to the Macy’s, Inc. Deferred Compensation Plan, including specifically without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned, in his or her capacity as a director and/or officer of the Company, any such Registration Statement and any and all amendments and supplements thereto and any other instruments or documents filed as a part of or in connection therewith, and each of the undersigned does hereby ratify and confirm all that said attorneys or attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue hereof.

/s/ Joel A. Belsky	/s/ Stephen F. Bollenbach	/s/ Deirdre P. Connelly
Joel A. Belsky	Stephen F. Bollenbach	Deirdre P. Connelly

/s/ Meyer Feldberg	/s/ Karen M. Hoguet	/s/ Sara Levinson
Meyer Feldberg	Karen M. Hoguet	Sara Levinson

/s/ Terry J. Lundgren	/s/ Joseph Neubauer	/s/ Joyce M. Roché
Terry J. Lundgren	Joseph Neubauer	Joyce M. Roché

/s/ Paul C. Varga	/s/ Craig E. Weatherup	/s/ Marna C. Whittington
Paul C. Varga	Craig E. Weatherup	Marna C. Whittington

Dated:  December 13, 2013